SEVENTH AMENDMENT TO
                     TERM LOAN AGREEMENT


This Seventh Amendment to Term Loan Agreement ("Amendment") is entered into this 1st day of June, 2004, by and between American AgCredit, FLCA successor in interest to Pacific
Coast Farm Credit Services, ACA ("Lender") and Maui Land &
Pineapple Company, Inc., a Hawaii corporation (the
"Borrower").


                          RECITALS

  A. Borrower and Lender executed a Term Loan Agreement dated June 1, 1999 ( the "Agreement") which was amended on February 16, 2000, May 16, 2000, March 23, 2001, December 31,
2001, March 18, 2002, and June 29, 2003.

  B. Borrower and Lender now wish to amend the Agreement to revise the provisions relating to the term of the Fixed Rate
Tranches and the Applicable Spread.


ACCORDINGLY THE PARTIES AGREE AS FOLLOWS:


1.   Definitions; References; Interpretation.

     (a) Unless otherwise specifically defined herein, each term used herein (including the Recitals hereof) which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

     (b)  Each reference to "this Amendment", "hereof",
"hereunder", "herein" and "hereby" and each other similar reference contained in the Agreement and each reference to "the Agreement" or "the Term Loan Agreement" and each other similar reference in the other Loan Documents, shall from and after the date of this Amendment refer to the Agreement as amended hereby.

     (c)  The rules of interpretation set forth in Section
1(b) of the Agreement shall be applicable to this Amendment.

2. Amendment to Term Loan Agreement. Subject to the terms and conditions hereof, the Agreement is amended as follows:

     (a) The definition of "Applicable Spread" is hereby amended by deleting the word "and" in the third line immediately before the words "(iii) with respect to", replacing the colon in line six with a comma and adding the following: "and (iv) with respect to the Thirty-Day Fixed Rate Tranche, three percent (3.00%);" immediately after the comma and prior to the words "provided, that".

     (b)  The definition of "Farm Credit One-Year Discount
          Note Rate" is hereby amended to read as follows:

          "Farm Credit One-Year Discount Note Rate" shall mean, at any time, the all-in cost paid by U.S. AgBank on one-year Farm Credit Discount Notes made available to U.S. AgBank by the Federal Farm Credit Banks Funding Corporation."


     (c)  The definition of "Farm Credit Six-Month Discount
          Note Rate" is hereby amended to read as follows:

          "Farm Credit Six-Month Discount Note Rate" shall mean, at any time, the all-in cost paid by U.S.
          AgBank on six-month Farm Credit Discount Notes made available to U.S. AgBank by the Federal Farm
          Credit Banks Funding Corporation."

     (d)  The definition of "Farm Credit Medium Term Note
          Rate" is hereby amended to read as follows:

          "Farm Credit Medium Term Note Rate" shall mean, at any time, the all-in cost paid by U.S. AgBank on three year Farm Credit Medium Term Notes, made available to U.S. AgBank by the Federal Farm Credit Banks Funding Corporation."

     (e) The definition of "Index Rate" is hereby amended by deleting the word "and" in the fourth line, deleting the period at the end of line seven and inserting the following immediately after the words "then in effect" in the seventh line: ",and (iv) with respect to the Thirty-Day Fixed Rate Tranche, the LIBOR Rate then in effect."


     (f) The definition of "LIBOR Rate" is hereby added to the Agreement to read as follows:

          "LIBOR Rate" means, for any Interest Determination Date, the rate offered from time to time for U.S. Dollar deposits for the Interest Period selected, as quoted by Telerate News Services as of 11;00 A.M. London setting time (or at Lender's option, a comparable reference on the Reuters Screen LIBOR Page or such other quotation service as may be chosen by Lender) on the first Eurodollar business day of the Interest Period, provided, that if two or more of such offered rates appear on Telerate (or on the Reuters Screen LIBOR Page or alternative service, as the case may be), the "LIBOR Rate" shall be the highest of the two quoted."

     (g) The definition of "Reset Date" is hereby amended by deleting the word "and" in the fourth line, deleting the period at the end of line eight, replacing said period with a comma, and adding the following after the comma: "and (iv) with respect to the Thirty-Day Fixed Rate Tranche, the first day of each month for a period not to exceed 90 days.

     (h) The definition of "Thirty-Day Fixed Rate Tranche" is hereby added to the Agreement to read as follows:

          "Thirty-Day Fixed Rate Tranche" shall have the meaning set forth in Section 2."

     (i)  A new Subparagraph (d) is hereby added to Section
          2 of the Agreement to read as follows:

          "(d)      a Fixed Rate Tranche for up to Ten
          Million Dollars ($10,000,000) utilizing fixed rate Interest Periods of thirty days (the "Thirty-Day Fixed Rate Tranche"), provided, that the Borrower may not elect more than three consecutive Thirty-Day Fixed Rate Tranches, and further provided that, the Six Month Fixed Rate Tranche and the One Year Fixed Rate Tranche shall be reduced by an amount equal to the Thirty-Day Fixed Rate Tranche."

     (j)  The grid setting forth the Applicable Spread in
          Section 4(c)(2) of the Agreement is hereby amended and restated as follows:

          "Consolidated Funded Debt/         Applicable
          Consolidated EBITDA                  Spread

     Tier      Ratio      30 Day   6 Month  1 Year  3 Year

      1       >2.75:1      3.00%    3.00%    3.00%   3.05%
      2   <=.75:1>=2.25:1  2.85%    2.85%    2.85%   2.90%
      3       <2.25:1      2.70%    2.70%    2.70%   2.75%"


3.   Conditions of Effectiveness.   The effectiveness of
this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

     (a) Lender shall have received from Borrower a duly executed original of this Amendment.

4.   Borrower's Representations and Warranties.   Borrower
represents and warrants that as of the date hereof and after giving effect hereto:

     (a) The execution and delivery of this Amendment by the Borrower is within the corporate powers of the Borrower and does not violate any provisions or terms of any order or any court or governmental agency and will not conflict with or constitute a default under the Borrower's Articles or Bylaws or any agreement or instrument to which the Borrower is a party.

     (b) The execution and delivery of this Amendment has been duly authorized by proper corporate action on the part of the Borrower and that this Amendment and the Agreement constitute the legal, valid and binding obligations of the Borrower.

     (c) No default or Event of Default exists under the Agreement.

     (d) It has disclosed the terms and conditions of this Amendment to its auditors for their use in preparing any quarterly or annual reports on the condition of the Borrower.

5.   Continuing Validity.     Except as expressly modified
or changed by this Amendment, the terms of the original
Agreement and all other related loan documents remain unchanged and in full force and effect. Consent by the Lender to the changes described herein does not waive
Lender's right to strict performance of the terms and conditions contained in the Agreement as amended. Nothing in this Amendment will constitute a satisfaction of the Indebtedness. It is the Lender's intention to retain as liable parties all makers, guarantors, endorsers of the original Indebtedness, unless such party is expressly released by Lender in writing.

6.  Miscellaneous.

     (a) The Borrower acknowledges and agrees that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar amendments or waivers under the same or similar circumstances in the future.

     (b) This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

     (c) This Amendment shall be governed by and construed in accordance with the laws of the State of California, provided that the Lender shall retain all rights arising under federal law.

     (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure of the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Lender.

     (e) This Amendment contains the entire agreement of the parties hereto with reference to the matters discussed herein.

     (f) If any term or provision of this Amendment shall be deemed prohibited or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan
Documents.

IN WITNESS WHEREOF the parties have signed this Amendment as of the date first above written.

Borrower:
MAUI LAND & PINEAPPLE COMPANY, INC.,
a Hawaii corporation


By: __/S/ PAUL J. MEYER__________

Title:  Executive Vice President/Finance


By: __/S/ ADELE H. SUMIDA________

Title: _Controller & Secretary________


Lender:
AMERICAN AGCREDIT, FLCA

By: __/S/ SEAN O'DAY__________________________

Title: __Regional Vice President________